Consulting Agreement


THIS CONSULTING AGREEMENT, made this 4th day of January, 2001 by and between. William R. Wheeler, an independent consultant with a principal address at 14955 Horseshoe Trace, Wellington, Florida 33414 (hereinafter the "Consultant").

                                       And

Go ONLINE Networks Corp, with it's primary place of business located at 5681 Beach Blvd, Suite 101, Buena Vista, CA 90621 (hereinafter the "Company").

WITNESSETH THAT WHEREAS, Consultant is in the business of providing advice in various business and marketing situations and creation of creative content to clients, specifically in Internet marketing, such as the Company, and the Company is desirous of retaining the Consultant in order to receive such advice and consulting services and the parties hereto desire to have a formal agreement to evidence the terms and conditions of their relationship.

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual covenants contained herein the parties have agreed as follows:

* The Company, being in the Internet technology and marketing business, hereby retains and employs Consultant and Consultant hereby agrees to the retention and employment on the terms and conditions of this consulting agreement. Consultant is an independent contractor and none of its employees shall become an officer, director or employee of Company and Consultant shall be an agent of the Company only as specifically defined herein. As used herein, Company shall mean the named Company and all of its subsidiaries and affiliates.

The term of this agreement shall be for the term of one year from the date shown at the head hereof.

* During the term of this agreement Consultant shall render creative consulting services subject to the terms and conditions of this agreement including but not limited to: a) Introduce the Company to software technology in the "kiosk" arena to enhance the marketability of the Company's products, b) assist in procuring rights to certain application patents that may enhance marketability of the Company's products, c) develop marketing strategies using Biometric technology to diversify application of certain Company products, d) use Consultant's background in refurbished medical equipment to develop a business plan to expand current refurbish operations.

Consultant's  representations  and  warranties:

     i) Consultant's services are not and will not be to promote, maintain a market for the Company's securities to the general public or in the connection with or related to capital raising transactions.

     ii) Any compensation received herein will not be used in connection with distribution of the Company's securities or to the general public nor will the Consultant act as a conduit for the distribution of such securities.

     iii) Consultant is a natural person who has contracted directly with the Company.

     iv) Consultant will not provide any services in connection with any potential restructuring of the capital of the Company.

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     v)  Consultant  will not sell or resell or remit any proceeds from the sale of shares obtained as compensation herein back to the Company or apply the proceeds to debts of the Company.

1. Compensation for Consultant's services shall be 1,000,000 (one million) shares of free trading stock either pursuant to an S-8 offering, or existing stock option plan, at a value of $.05 (five cents) per share. Company and Consultant hereby agree additional compensation maybe due Consultant on a project by project basis and such compensation shall be mutually agreed upon.

2. All notices to a party shall be deemed given when mailed by registered or certified mail to the address set forth at the beginning of this agreement or any other address as may be substituted therefore by notice.

3. In the absence of any specific written agreement Consultant shall be responsible for his expenses incurred under this agreement.

4. This agreement is the entire agreement between the parties and supersedes negotiations, discussions, conversations and informal understandings and any prior agreement(s) between the parties with respect to the subject hereof. There are no representations, warranties or other agreements except as expressed in this agreement. No alteration, modification or waiver of terms or conditions hereof shall be binding unless in writing and signed by both parties.

5. This agreement may not be assigned by either party, whether by operation of law or otherwise.

6. This agreement shall be deemed to have been mutually prepared by all parties and shall not be construed against any particular party as draftsman.

7. It is the intent of the parties that this agreement shall be construed and interpreted and that all questions arising thereunder shall be determined in the accordance and with the provisions of the Laws of the State of Florida.

8. This agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

9. Any controversy, claim or dispute arising out of this Agreement or a claimed breach thereof, that can not be resolved by negotiations, shall be resolved by arbitration, to be held in the State of Florida. Failure of a party to participate or co-operate shall be grounds for default judgment.

10. This agreement may be executed in two or more counter parts and by facsimile any one of which may be deemed original.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Consulting Agreement this 4th day of January, 2001.

Go  ONLINE  Network  Corp.                         WILLIAM  R.  WHEELER


/s/ Joseph Naughton                                 /s/ William R. Wheeler
by:  Joseph  Naughton  Chm.                         by:  William  R.  Wheeler